UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 2, 2024
____________________

Civeo Corporation
(Exact name of registrant as specified in its charter)

British Columbia, Canada	1-36246	98-1253716
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Allen Center

333 Clay Street,	Suite 4980

Houston,	Texas	77002
(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code: (713) 510-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Shares, no par value	CVEO	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2024 (the “Separation Date”), Carolyn J. Stone has departed the Company and will no longer serve as the Senior Vice President, Chief Financial Officer and Treasurer of the Company. Ms. Stone’s departure from the Company was not the result of any disagreement with the Company on any matter related to the Company’s operations, policies or practices. Effective as of March 5, 2024, Barclay Brewer, the Company’s Vice President and Controller, has been appointed as Interim Chief Financial Officer. Mr. Brewer has served as Vice President and Controller of the Company since November 15, 2019. Previously, he served as Assistant Controller for the Company beginning August 8, 2014. The Company has commenced a search for a permanent Chief Financial Officer.

In connection with Mr. Brewer’s appointment to the position of Interim Chief Financial Officer, Mr. Brewer will receive an increase in his base salary from $223,000 to $365,000 and an increase in his Annual Incentive Compensation Plan (ACIP) target bonus percentage from 40% to 60%. There is no arrangement or understanding between Mr. Brewer and any other person pursuant to which he was appointed as an officer or director of the Company; there is no family relationship between Mr. Brewer and any of the Company’s directors or other executive officers; and Mr. Brewer is not a party to any transactions of the type that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 7, 2024

            CIVEO CORPORATION

                    By: /s/ Bradley Dodson ,
                    Name:    Bradley Dodson
Title:    President and Chief Executive Officer